NICHOLAS-APPLEGATE FUND, INC.
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




                                                      February 23, 2004


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Nicholas-Applegate Fund, Inc. (the ?Fund?)
                 File No. 811-5019

Ladies and Gentlemen:

         Please find enclosed the following items: (1) the Annual Report on Form N-SAR for the Fund for the fiscal year period ended December 31, 2003 and (2) such other information required to be included as an exhibit.
The Form N-SAR was filed using the EDGAR.

                                                    Very truly yours,


                                                    /s/Robert F. Gunia
                                                    Robert F. Gunia
                                                    Vice President


DAD
Enclosure






         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 23rd day of February, 2004.



	NICHOLAS-APPLEGATE FUND, INC.



Witness:/s/Robert F. Gunia		By:	/s/Grace C. Torres
            Robert F. Gunia			Grace C. Torres
            Vice President		   	Treasurer and Principal
         Financial and Accounting
         Officer